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                                                                     EXHIBIT 3.1

                            BIOLASE TECHNOLOGY, INC.

                            (a Delaware corporation)

                        THIRD AMENDED AND RESTATED BYLAWS

                                   ARTICLE 1.

                                    OFFICES

Section 1.1 Registered Office.

     The registered office of BIOLASE Technology, Inc. (the "Corporation") in the State of Delaware shall be located at the principal place of business in that state of the corporation or individual acting as the Corporation's registered agent in the State of Delaware.

Section 1.2 Section 1.2 Principal Executive Office.

     The principal executive office of the Corporation for the transaction of the business of the Corporation shall be at such place as may be established by the Board of Directors (the "Board"). The Board is granted full power and authority to change said principal executive office from one location to another.

Section 1.3 Other Offices.

     The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board from time to time may designate or the business of the Corporation may require.

                                   ARTICLE 2.

                             MEETING OF STOCKHOLDERS

Section 2.1 Date, Time and Place.

     Meetings of stockholders of the Corporation shall be held on such date and at such time and place, either within or without the State of Delaware, as shall be designated by the Board and stated in the written notice of the meeting or in a duly executed written waiver of notice of the meeting.

Section 2.2 Annual Meetings.

     Annual meetings of stockholders for the election of directors to the Board and for the transaction of such other business as may be stated in the written notice of the meeting or as may properly come before the meeting shall be held on such date and at such time and place, either within or without the State of Delaware, as shall be designated by the Board and stated in the written notice of the meeting or in a duly executed written waiver of notice of the meeting.


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Section 2.3 Special Meetings.

     Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, may be called by the Board, the Chairman, the Chief Executive Officer ("CEO") or the President. Special meetings of stockholders shall be called by the Board or the Secretary at the written request of stockholders holding a majority of the aggregate number of shares of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such written request shall state the purpose or purposes for which the special meeting is called. The place, date and time of a special meeting shall be fixed by the Board or the officer calling the meeting and shall be stated in the written notice of such meeting, which notice shall state the purpose or purposes for which the meeting is called. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the written notice of meeting and matters germane thereto.

Section 2.4 Notice of Meetings.

     Written notice of the place, date and time of, and the general nature of the business to be transacted at a meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting, in the manner prescribed by Section 6.1 of these Bylaws, not less than ten (10) nor more than sixty (60) days prior to the date of the meeting.

Section 2.5 Stockholder List.

     The Secretary or other officer in charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days prior to a meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock of the Corporation registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the place and time of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.6 Voting Rights.

     In order that the Corporation may determine the stockholders entitled to notice of, and to vote at, a meeting of stockholders or at any adjournment(s) thereof or to express consent or dissent to corporate action in writing without a meeting, the Board may fix a record date in the manner prescribed by Section
9.1 of these Bylaws. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in the manner prescribed by Section 2.7 of these Bylaws. Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, each holder of capital stock entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting shall be entitled to one vote


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for each share of such stock registered in such stockholder's name on the books and records of the Corporation as of the record date.

Section 2.7 Proxies.

     Each proxy shall be in writing and shall be executed by the stockholder giving the proxy or by such stockholder's duly authorized attorney. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy expressly provides for a longer period, Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his or her legal representative or assigns, except in those cases where an irrevocable proxy permitted by the General Corporation Law of the State of Delaware shall have been given.

Section 2.8 Quorum and Adjournment(s) of Meetings.

     Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, a majority of the aggregate number of shares of each class of capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders. If such majority shall not be present in person or represented by proxy at a meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until holders of the requisite number of shares of stock entitled to vote at the meeting shall be present in person or represented by proxy. When a meeting of stockholders is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date, and time of such adjourned meeting are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present in person or represented by proxy, stockholders may transact any business that might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment(s) thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.9 Required Vote.

     (a) Except as otherwise required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, the affirmative vote of a majority of the shares of each class of capital stock present in person or represented by proxy at a meeting of stockholders at which a quorum is present and entitled to vote, on the subject matter shall be the act of the stockholders with respect-to the matter voted upon; provided, however, that directors shall be elected in the manner provided in paragraphs (b) through
(d) of this Section 2.9.

     (b) Each director to be elected by the stockholders of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefore at a meeting of the stockholders for the election of directors at which a quorum is present (an "Election Meeting"); provided, however, that if as of the record date for such Election Meeting the number of nominees exceeds the number of


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directors to be elected at such meeting (a "Contested Election"), each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. For purposes of this Section 2.9, a "majority of the votes cast" means that the number of votes cast "for" a candidate for director exceeds the number of votes cast "against" that director. In an election other than a Contested Election, stockholders will be given the choice to cast votes "for" or "against" the election of directors or to "abstain" from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast a vote "for" or to "withhold" voting authority in the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable.

     (c) In the event one or more incumbent directors (each, a "Subject Director") fails to receive the affirmative vote of a majority of the votes cast at an Election Meeting at which there was no Contested Election, either (i) the Nominating and Governance Committee or (ii) if one or more of the members of the Nominating and Governance Committee is a Subject Director or the Board determines that any decision to be made with respect to a Subject Director should be made by a committee other than the Nominating and Governance Committee, a committee consisting solely of independent directors (as determined in accordance with applicable Nasdaq rules and listing requirements) who are not Subject Directors (the committee described in clause (i) or (ii) of this sentence, the "Committee") will make a determination as to whether to accept or reject any previously tendered Resignation (as defined below), or whether other action should be taken (including whether to request that a Subject Director resign from the Board if no Resignation had been tendered prior to the relevant Election Meeting); provided, however, that if all nominees fail to receive the affirmative vote of a majority of the votes cast at an Election Meeting at which there was no Contested Election, the Committee shall consist of the incumbent independent directors (as determined in accordance with applicable Nasdaq rules and listing requirements). The Committee shall accept the Subject Director's Resignation absent a compelling reason (as determined consistent with the Board's fiduciary duties) for the Subject Director to remain on the Board. The Committee will act in this regard with respect to any Subject Director within ninety (90) days from the date of the certification of the Election Meeting's election results and shall notify each Subject Director of its decision. Subject Directors shall be disqualified from participating in the deliberation or decision(s) of the Committee. The Corporation shall publicly disclose the decision(s) of the Committee (including the circumstances surrounding any compelling reason for rejecting a Subject Director's resignation, if applicable) in a filing with the Securities and Exchange Commission of a Current Report on Form 8-K. Notwithstanding the foregoing, if the result of accepting all Resignations from Subject Directors (whether tendered in advance of or after the relevant Election Meeting) would be that the Corporation would have fewer than three directors who were in office before the most recent Election Meeting, the Committee may determine to extend such 90-day period by an additional ninety
(90) days if it determines that such an extension is in the best interests of the Corporation and its stockholders. For purposes of this Section 2.9, a "Resignation" is an irrevocable resignation submitted by an incumbent director nominated for re-election prior to the relevant Election Meeting that will become effective upon the occurrence of both (i) the failure to receive the affirmative vote of a


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majority of the votes cast at an Election Meeting at which there was no
Contested Election and (ii) acceptance of such resignation by the Committee.

     (d) If a Subject Director's tendered Resignation is not accepted by the Committee or such Subject Director does not otherwise submit his or her resignation to the Board, such director shall continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a Subject Director's resignation is accepted by the Committee pursuant to this
Section 2.9, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board pursuant to the provisions of Sections 3.2 and 3.4 of these Bylaws.

Section 2.10 Action Without Meeting.

     Notwithstanding contrary provisions of these Bylaws covering notices and meetings, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken by stockholders without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of capital stock issued and outstanding and entitled to vote on the subject matter having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all such shares of stock entitled to vote then were present and voted. Prompt notice of the taking of corporate or other action by stockholders without a meeting by less than unanimous written consent of stockholders shall be given to those stockholders who have not consented in writing.

Section 2.11 Notice of Stockholder Nominations.

     (a) Annual Meetings of Stockholders.

          (i) Nominations of persons for election to the Board at an annual meeting of stockholders may be made only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board, or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section
2.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this
Section 2.11.

          (ii) For nominations to be properly brought before an annual meeting by a stockholder pursuant to this Section 2.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal place of business of the Corporation not earlier than the close of business on the 105th day, nor later than the close of business on the 55th day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 105th day prior to such annual meeting and not later than the close of business on the later of the 55th day prior to such annual meeting or the 15th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting


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commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth:

               (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) appropriate biographical information including, but not limited to, the nominee's personal and professional experience and affiliations to permit the Board to determine whether such nominee meets the qualification and independence standards adopted by the Board, (iii) a statement whether such person, if elected, intends to tender, promptly following such person's election or re-election, an advance irrevocable resignation that will be effective upon (a) the failure to receive the required vote at the next meeting at which the director is nominated for re-election and (b) acceptance of such resignation by the Committee (as defined in Section 2.9(c) of these Bylaws), and (iv) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

               (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner and (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination.

     (b) Special Meetings of Stockholders.

     Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.11 is delivered to the Secretary of the Corporation, who shall be entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this
Section 2.11(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this Section 2.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 105th day prior to such special meeting and not later than the close of business on the later of the 55th day prior to such special meeting or the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.


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     (c) General.

          (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to be elected at an Election Meeting. Except as otherwise provided by law or the Certificate of Incorporation, the chairman of the meeting shall have the power and duty to determine whether a nomination was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.11 and to declare that any defective nomination shall be disregarded; provided, however, that any determination to disregard a stockholder's director nomination shall be provided to the stockholder making such nomination in writing within five (5) business days of receipt of such nomination.

          (ii) Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

          (iii) For purposes of this Section 2.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

          (iv) Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals or nominations in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors under specified circumstances."

                                   ARTICLE 3.

                                    DIRECTORS

Section 3.1 Board of Directors.

     The business and affairs of the Corporation shall be managed by, or under the direction of, a Board. The Board may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not by the General Corporate Law of the State of Delaware, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by stockholders.


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Section 3.2 Number.

     The number of directors which shall constitute the whole Board shall be fixed from time to time by the resolution of the Board. In no event shall the total number of directors which shall constitute the whole Board be fixed by the Board at less than three (3) or more than nine (9). With the exception of the initial Board which shall be elected by the incorporator of the Corporation, and except as provided otherwise in these Bylaws, directors shall be elected at, the annual meeting of stockholders. Each director shall hold office until the annual meeting of stockholders next succeeding his or her election or appointment and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3.3 Resignation and Removal.

     Any director or member of a committee of, the Board may resign at any time upon written notice to the Board, the Chairman of the Board, the CEO or the President. Unless specified otherwise in the notice, such resignation shall take effect upon receipt of the notice by the Board, the Chairman of the Board, the CEO or the President. The acceptance of a resignation shall not be necessary to make it effective. Any director may be removed, either with or without cause, as provided by the General Corporation Law of the State of Delaware.

Section 3.4 Vacancies and Newly Created Directorships.

     Vacancies occurring for any reason and newly-created directorships resulting from an increase in the authorized number of directors which shall constitute the whole Board, as fixed pursuant to Section 3.2 of these Bylaws, shall be filled by the election of a new director or directors by a majority of the remaining members of the Board, although such majority is less than a quorum, or by the required vote set forth in Section 2.9 at an Election Meeting. Any director so chosen shall hold office until the annual meeting of stockholders next succeeding his or her election or appointment and until his or her successor shall be elected and qualified, or until his or her earlier resignation or removal.

                                   ARTICLE 4.

                       MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1 Date, Time and Place.

     Meetings of the Board shall be held on such date and at such time and place, either within or without the State of Delaware, as shall be determined by the Board pursuant to these Bylaws.

Section 4.2 Annual Meetings.

     After the annual meeting of stockholders, the newly-elected Board may hold a meeting, on such date and at such time and place as shall be determined by the Board, for the purpose of organization, election of officers and such other business that may properly come before the meeting. Such meeting may be held without notice.


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Section 4.3 Regular Meetings.

     Regular meetings of the Board may be held without notice on such date and at such time and place as shall be determined from time to time by the Board.

Section 4.4 Special Meetings.

     Special meetings of the Board may be held at any time upon the call of the Chairman of the Board, the CEO, the President or the Secretary by means of oral, telephonic, written, facsimile, electronic mail or other electronic means, or other similar notice, duly given, delivered, sent or mailed to each director at least 48 hours prior to the special meeting, in the manner prescribed by Section
6.1 of these Bylaws. Special meetings of the Board may be held at any time without notice if all of the directors are present or if those directors not present waive notice of the meeting in writing either before or after the date of the meeting.

Section 4.5 Quorum.

     A majority of the whole Board as fixed pursuant to Section 3.2 of these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board. If a quorum shall not be present at a meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.6 Required Vote.

     Except as specifically provided otherwise by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the affirmative vote of a majority of the directors present at a meeting of the Board at which a quorum is present shall be the act of the Board with respect to the matter voted upon.

Section 4.7 Action Without Meeting.

     Any action required or permitted to be taken at a meeting of the Board, or committee thereof, may be taken by directors without a meeting if all of the members of the Board, or committee thereof, consent thereto in writing and such writing is filed with the minutes of proceedings of the Board, or committee thereof.

Section 4.8 Telephone Meetings.

     Members of the Board, or any committee thereof, may participate in a meeting of the Board, or committee thereof, by means of conference telephone or similar communications equipment by means of which all of the members participating in the meeting can hear each other. Participation by members of the Board, or committee thereof, by such means shall constitute presence in person of such members at such meeting.


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                                   ARTICLE 5.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Section 5.1 Designation and Powers.

     The Board may designate one or more committees from time to time in its discretion, by resolution passed by the affirmative vote of a majority of the whole Board as fixed pursuant to Section 3.2 of these Bylaws. Each committee shall consist of one or more of the directors on the Board. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and unless otherwise provided in these Bylaws, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the corporate seal of the Corporation affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation or these Bylaws, adopting an agreement of merger or consolidation, recommending to stockholders the sale, lease, or exchange of all or substantially all of the Corporation's assets, or recommending to stockholders a dissolution of the Corporation or a revocation of a dissolution; and, unless the resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation or any class or series of stock. Each committee shall keep regular minutes of its meetings and shall report the same to the Board when requested to do so.

                                   ARTICLE 6.

                                     NOTICES

Section 6.1 Delivery of Notice.

     Notices to stockholders and, except as permitted below, to directors on the Board shall be in writing and may be delivered by mail or by messenger. Notice by mail shall be deemed to be given at the time when such notice is deposited in a United States post office or letter box, enclosed in a postage-paid sealed wrapper, and addressed to a stockholder or director at his respective address appearing on the books and records of the Corporation, unless such stockholder or director shall have filed with the Secretary a written request that notices intended for such stockholder or director be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice by messenger shall be deemed to be given when such notice is delivered to the address of a stockholder or director as specified above. Notices to directors also may be given orally in person or by telephone (promptly confirmed in writing), or by telex, overnight courier, facsimile transmission to the director at the director's facsimile telephone number as it is shown on the records of the Corporation, electronic mail or other electronic means to the director at the


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director's electronic address as it is shown on the records of the Corporation, or other similar means, or by leaving the notice at the residence or usual place of business of a director. Notice by oral communication (promptly confirmed in writing), telex, overnight courier, facsimile transmission, electronic mail or other electronic means, or other similar means shall be deemed to be given upon dispatch of such notice. Notice by messenger shall be deemed to be given when such notice is delivered to a director's residence or usual place of business. Notices, requests, and other communications required or permitted to be given or communicated to the Corporation by the Certificate of Incorporation, these Bylaws, or any other agreement shall be in writing and may be delivered by messenger, United States mail, telex, overnight courier or facsimile transmission or other similar means. Notice to the Corporation shall be deemed to be given upon actual receipt of such notice by the Corporation.

Section 6.2 Waiver of Notice.

     Whenever notice is required to be given by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, a written waiver of notice signed by the person entitled thereto, whether before or after the time stated in the notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, Board, or committee of the Board need be specified in any written waiver of notice.

                                   ARTICLE 7.

                                    OFFICERS

Section 7.1 Officers.

     At its annual meeting, or at such other meeting as it may determine, or by unanimous written consent of the directors without meeting, the Board shall elect such officers as the Board from time to time may designate or the business of the Corporation may require. The Chairman of the Board shall be selected from among the directors on the Board, but no other executive officer need be a member of the Board. Any number of offices may be held by the same person.

Section 7.2 Other Officers and Agents.

     The Board also may elect such other officers and agents as the Board from time to time may determine to be advisable. Such officers and agents shall serve for such terms, exercise such powers, and perform such duties as shall be specified from time to time by the Board.

Section 7.3 Tenure, Resignation, Removal and Vacancies.

     Each officer of the Corporation shall hold his or her office until his or her successor is elected and qualified, or until his or her earlier resignation or removal; provided, that if the term of office of any officer elected pursuant to Section 7.2 of these Bylaws shall have been fixed by the Bylaws or determined by the Board or other governing body, such person shall cease to hold


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office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed such person. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer elected by the Board may be removed at any time, with or without cause, by the Board; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so employed under any employment contract or other agreement with the Corporation. Any officer may resign at any time upon written notice to the Board, the Chairman of the Board the CEO or the President. Unless specified otherwise in the notice, such resignation shall take effect upon receipt of the notice by the Board, the Chairman of the Board, the CEO or the President. The acceptance of the resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board and such successor or successors shall hold office for such term as may be specified by the Board.

Section 7.4 Authority and Duties.

     All officers and agents, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws and as generally pertain or are necessarily incidental to the particular office or agency. In addition to the powers and duties hereinafter specifically prescribed for certain officers of the Corporation, the Board from time to time may impose or confer upon any of the officers such additional duties and powers as the Board may see fit, and the Board from time to time may impose or confer any or all of the duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers. The Board may give general authority to any officer to affix the corporate seal of the Corporation and to attest the affixing by his or her signature.

Section 7.5 The Chairman of the Board.

     The Chairman of the Board shall act as chairman at all meetings of the stockholders at which he or she is present and-shall preside at all meetings of the Board at which he or she is present. In the event of disability or absence of the Chairman of the Board, these duties shall be performed by the Vice Chairman or a director selected by the Board. The Chairman of the Board shall-provide general leadership in matters of policy and long-term programs, and shall have the right to delegate authority to the other officers of the Corporation. Except when by law the signature of the CEO or President is required, the Chairman of the Board shall possess the same power as the CEO and the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board.

Section 7.6 The Chief Executive Officer.

     The Chief Executive Officer ("CEO") subject to the control of the Board, shall have general and active supervision of the business and affairs of the Corporation, shall sign certificates, contracts and other instruments of the Corporation as authorized, and shall perform all such other duties as are properly required of him or her by the Board or by the Chairman of the Board. The CEO shall have the right to delegate authority to the other officers of the Corporation.


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Section 7.7 The President.

     The President, subject to the control of the Board and the CEO, shall perform such duties as are properly required of him or her by the Board, and shall sign such certificates, contracts and other instruments of the Corporation as are authorized specifically or generally by the Board or the CEO. The President shall have the right to delegate authority to the other officers of the Corporation.

Section 7.8 The Vice President(s).

     The several Vice Presidents shall perform the duties and have the powers as may, from time to time, be assigned to them by the Board, the Chairman of the Board, the CEO or the President.

Section 7.9 The Treasurer.

     The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board, or any officer or officers thereunder duly authorized by the Board, shall, from time to time, direct or approve. He or she shall keep a full and accurate account of all monies received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board shall require. He or she shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the affairs of the treasurer of a corporation. When required by the Board, he or she shall give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the Board shall approve. In the absence or disability of the Treasurer, the person designated by the CEO or the President shall perform his or her duties.

Section 7.10 The Secretary.

     The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board and committees thereof, and shall keep minutes of all proceedings at meetings of the stockholders, of the Board and of all meetings of such other committees of the Board as shall designate him or her to so serve. The Secretary shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. He or she shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He or she shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence or disability of the Secretary, the person designated by the CEO or the President shall perform his or her duties.

Section 7.11 The Assistant Secretary(ies).

     The Assistant Secretary, if any be so appointed by the Board, or if there be more than one, the Assistant Secretaries, shall perform such duties as may be specifically assigned to them from time to time by the Board, the CEO or the President. In case of the absence or disability of the Secretary, and if the Board, the CEO or the President has so authorized, the Assistant Secretary, or if there be more than one Assistant Secretary, such Assistant Secretary as the


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Board, the CEO or the President shall designate, shall perform the duties of the office of the Secretary.

                                   ARTICLE 8.

                              CERTIFICATES OF STOCK

Section 8.1 Form and Signature.

     The Corporation's stock may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware, and shall be entered in the books and records of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the stockholder. No certificate shall be issued for any share until the consideration therefor has been fully paid. Stock certificates issued to any stockholder of the Corporation shall exhibit the holder's name, certify the class and series of stock and the number of shares in such class and series of stock owned by the holder, and shall be signed (a) by the Chairman of the Board, or any Vice Chairman of the Board, or the CEO, or the President, or a Vice President, and (b) by the Treasurer, or any Assistant Treasurer, or the Secretary, or any Assistant Secretary. Any or all of the signatures on a stock certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar on the date of issuance.

     Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, the name of the stockholder, the number of shares in such class and series of stock owned by the holder, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation's Certificate of Incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the Corporation.

Section 8.2 Lost, Stolen or Destroyed Certificates.

     The Board may direct that (i) a new stock certificate be issued or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation, in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person, or his or her legal representative, claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or an uncertificated share, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as the Board shall direct as indemnity against any claim that may be made against the Corporation, any transfer


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agent or any registrar on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate or an uncertificated share.

Section 8.3 Registration of Transfer.

     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction on its books and records.

     Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

                                   ARTICLE 9.

                               GENERAL PROVISIONS

Section 9.1 Record Date.

     In order that the Corporation may determine the stockholders entitled to notice of, and to vote at, a meeting of stockholders, or to express consent or dissent to corporate action in writing without meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of, and to vote at, a meeting of stockholders shall apply to any adjournment(s) of such meeting; provided, however, that the Board may, in its discretion, and shall if otherwise required by these Bylaws fix a new record date for the adjourned meeting.

Section 9.2 Registered Stockholders.

     Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books and records as the owner of shares of stock of the Corporation to receive dividends and to vote as such owner, shall be entitled to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or other claim to, or interest in, such stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof.


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Section 9.3 Dividends.

     The Board shall declare and pay dividends ratably, share for share, on the Corporation's capital stock in all sums so declared, out of funds legally available therefor.

Section 9.4 Dividend Declarations.

     Dividends on the capital stock of the Corporation may be declared quarterly, semiannually or annually as the Board may from time to time, in its discretion, determine.

Section 9.5 Checks and Notes.

     All checks and drafts on the bank accounts of the Corporation, all bills of exchange and promissory notes of the Corporation, and all acceptances, obligations, and other instruments for the payment of money drawn, signed, or accepted by the Corporation shall be signed or accepted, as the case may be, by such officer or officers, agent or agents, and in such manner as shall be thereunto authorized from time to time by the Board or by officers of the Corporation designated by the Board to make such authorization.

Section 9.6 Fiscal Year.

     The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year, unless otherwise fixed by resolution of the Board.

Section 9.7 Corporate Seal.

     The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.8 Voting of Securities of Other Issuers.

     In the event that the Corporation shall own and/or have power to vote any securities (including, but not limited to, shares of stock) of any other issuer, such securities shall be voted by the Chairman of the Board or by such other person or persons, to such extent, and in such manner as may be determined by the Board. If the Corporation shall be a general partner in any partnership, the acts of the Corporation in such capacity may be approved by the Board and taken by the officers as may be authorized or determined by the Board from time to time.

Section 9.9 Transfer Agents.

     The Board may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of securities (including, but not limited to, stock) of the Corporation. The Board may appoint one or more transfer agents and/or one or more registrars and may require all stock certificates and other certificates evidencing securities of the Corporation to bear the signature of either or both.


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Section 9.10 Books and Records.

     Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the books and records of the Corporation may be kept at such place or places, either within or without the State of Delaware, as may be designated by the Board.

                                  ARTICLE 10.

                                INDEMNIFICATION

Section 10.1 Indemnification and Insurance.

     (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith as so incurred or suffered and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Section 10.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 10.1 or otherwise.

     (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this
Section 10.1 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards


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of conduct which make it permissible under the General Corporation Law of the
State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 10.1 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders: or disinterested directors or otherwise.

     (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     (e) Witness. To the extent that any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise is by reason of such position a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

                                  ARTICLE 11.

                           AMENDMENTS TO THESE BYLAWS

Section 11.1 By the Stockholders.

     These Bylaws may be amended or repealed in whole or in part and new Bylaws may be adopted by the affirmative vote of a majority of the aggregate number of shares of each class of the capital stock issued and outstanding and entitled to vote on the subject matter, present in person or represented by proxy at a meeting of stockholders provided that notice thereof is stated in the written notice of the meeting.

Section 11.2 By the Board.

     These Bylaws may be amended or repealed in whole or in part and new Bylaws may be adopted by a majority of the Board as provided by Section 109(a) of the General Corporation Law of the State of Delaware and the Certificate of Incorporation; provided, however, that Section 2.9 may be amended only by the affirmative vote of at least five independent directors (as determined in accordance with applicable Nasdaq rules and listing requirements); and


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provided further, that if at the time of such action the Board consists of less than five independent directors, Section 2.9 may be amended only by a unanimous vote of the Board.


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                            CERTIFICATE OF SECRETARY

                                       OF

                            BIOLASE TECHNOLOGY, INC.

                            (a Delaware corporation)

     I hereby certify that I am the duly elected and acting Secretary of said corporation and that the foregoing Third Amended and Restated Bylaws, comprising 19 pages, constitute the Bylaws of said corporation as duly adopted by the Board on May 16, 2007.


                                        ----------------------------------------
                                        Richard L. Harrison, Secretary


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